UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 9, 2004
(Date of earliest event reported)

Liberty Self-Stor, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-30502	94-6542723
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Station Street, Suite 100
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)

(440) 974-3770
(Registrant’s telephone number, including area code)

Item 7.       Financial Statements, Pro Forma Financial Information And Exhibits

(c)	Exhibits:

99.1	Liberty Self-Stor, Inc. Press Release dated April 7, 2004

Item 12.     Results of Operations and Financial Condition

On April 7, 2004, Liberty Self-Stor , Inc. issued a press release containing Liberty’s financial results for the year ended 2003. A copy of the press release is attached as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 the “Exchange Act”, or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The press release contains financial information in accordance with accounting principles generally accepted in the United States of America “GAAP” and comparable pro-forma, or non-GAAP, financial data. Specifically, Liberty uses Funds from Operations “FFO” as a measure of its profit or loss. Liberty believes that FFO is helpful to investors as a measure of the performance of an equity real estate investment trust “REIT” because, when considering in conjunction with cash flows from operating activities, financing activities and investing activities, FFO provides investors with an understanding of

Liberty’s ability to incur and service debt and to make capital expenditures. The following is a reconciliation of net income (loss) to FFO for the years ended December 31, 2003 and 2002 contained in the press release and is provided to enhance the investor’s overall understanding of Liberty’s financial performance.

Liberty Self-Stor, Inc.
FFO and Net Income (Loss) Reconciliation

         Liberty uses Funds from Operations “FFO” as a measure of its profit or loss. Liberty defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America “GAAP”), excluding gains (or losses) from sales of property, the effects of any changes in accounting principles, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. FFO should not be considered

•	a substitute for net income (determined in accordance with GAAP);

•	an indication of Liberty’s financial performance;

•	a substitute for cash flows from operating activities (determined in accordance with GAAP); or

•	a measure of Liberty’s liquidity.

Liberty’s definition of FFO may not be comparable to similarly-titled measures of other real estate investment trusts, or REITs. The National Association of Real Estate Investment Trusts developed FFO as a relative measure of performance and liquidity of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Liberty believes that FFO is helpful to investors as a measure of performance of an equity REIT because, when considered in conjunction with cash flows from operating activities, financing activities, and investing activities, FFO provides investors with an understanding of Liberty’s ability to incur and service debt and to make capital expenditures.

The following table sets forth the calculation of FFO:

	Twelve Months	Twelve Months
	Ended	Ended
	December 31, 2003	December 31, 2002
Net loss	$(68,382)	$(289,220)
Adjustments:
Depreciation of real estate and amortization of deferred loan fees	1,360,399	1,344,109
Cumulative effect of change in accounting principle, net of minority interest	—	84,817
Minority interest	(159,557)	(476,943)

FFO	$1,132,460	$662,763

Average number of common stock Outstanding	3,082,668	3,082,688

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SELF-STOR, INC.

	By:	/s/ Thomas J. Smith

Name: Thomas J. Smith
Title: President and Chief Operating Officer
Dated: April 9, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Liberty Self-Stor, Inc. Press Release dated April 7, 2004.